UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    October 22, 2020

SavMobi Technology, Inc.

(Exact Name of Registrant as Specified in its Charter)

Nevada	333-206804	47-3240707
(State or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification number)

Travessa do Cais, No. 3A, Edg. Kai Lei, Macau, 999078

(Address of principal executive offices)                    (Zip Code)

Registrant's telephone number, including area code:   853-6523-0932

______________________________________________________

(Former name or former address, if changed since last report)

___	Written communications pursuant to Rule 425 under the Securities Act
___	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
___	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
___	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     [ X ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      [   ]

Item 4.02.	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On October 27, 2020, SavMobi Technology, Inc. (the “Company”) erroneously filed Amended Form 10-K/A for the fiscal years ended May 31, 2018 (which also included May 31, 2017), and May 31, 2019 reports. The Company also erroneously filed all the interval Forms 10-Q/A for the periods August 31, 2018 and 2019, November 30, 2018 and November 30, 2019 and February 28, 2019 and February 28, 2020. All filings on October 27, 2020 were erroneously filed and not reviewed, audited or approved by our independent accountant and therefore should not be relied upon.

The Company will, as soon as is practicable, make the appropriate adjustments to the above referenced Affected Reports by filing with the SEC amendments to the Reports which, in each case, will include restated financial statements and notes thereto and any other appropriate revisions. Determination of the impact of the errors described above are subject to continued analysis by management and our auditors and could change based on further review and analysis of the Affected Periods. The Company, when restating the previously filed financial statements, may also correct other previously identified errors determined to be immaterial.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SavMobi Technology, Inc.

Date: October 30, 2020	By: /s/ Poh Kee Liew
Poh Kee Liew, CEO

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